                                                                      EXHIBIT 24

August 26, 1995


Mr. Alan M. Wright and
Mr. Thomas A. McNish
Consumers Power Company
212 West Michigan Avenue
Jackson, MI 49201

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment or amendments thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $100 million aggregate principal amount of the Company's Preferred Securities.

Very truly yours,


  /s/ William T. McCormick, Jr.                          /s/ Frank H. Merlotti
-------------------------------------                  ------------------------------------
William T. McCormick, Jr.                              Frank H. Merlotti



                                                         /s/ W. U. Parfet
-------------------------------------                  ------------------------------------
James J. Duderstadt                                    William U. Parfet



  /s/ K. R. Flaherty                                     /s/  Percy Pierre
--------------------------------------                 ------------------------------------
Kathleen R. Flaherty                                   Percy A. Pierre



  /s/ Victor J. Fryling                                  /s/  S. Kinnie Smith, Jr.
--------------------------------------                 ------------------------------------
Victor J. Fryling                                      S. Kinnie Smith, Jr.



  /s/  Earl D. Holton                                    /s/  K. Whipple
--------------------------------------                 ------------------------------------
Earl D. Holton                                         Kenneth Whipple



  /s/  Lois L. Lund                                      /s/  John B. Yasinsky
--------------------------------------                 ------------------------------------
Lois A. Lund                                           John B. Yasinsky

Extract from minutes of a meeting of the Board of Directors of Consumers Power Company (the "Company") held on August 26, 1995.

                              - - - - - - - - - -

Proposed Issue and Sale of Securities

              In order to provide a portion of the funds required for the Company's capital expenditures (acquiring property, constructing, completing, extending, and improving public utility facilities), to reduce the level of the Company's short-term debt, and for general corporate purposes, management of the Company recommends that the Company issue and sell at such time or times, at private placement or public sale, in one or more series or issues, for the best price or terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes, up to $100 million aggregate principal amount of a series of deferrable interest subordinated debentures issued solely in connection with the sale of preferred securities either in the form of stock or trust receipts issued in one or more series, representing limited partnership interests issued by a Michigan special purpose limited partnership in which the Company would be the general partner (the "Preferred Securities") and the Company's guarantee thereof. Authority to issue such securities was approved by the Michigan Public Service Commission on April 13, 1995 in Case No. U-10748. The matter was discussed fully.

              Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                     RESOLVED: That the Board of Directors approves the issue and sale, from time to time, at private placement or public sale, of up to $100 million aggregate principal amount of Preferred Securities, and the issuance by the Company of unsecured subordinated debt securities consisting of debentures, notes or other unsecured evidence of indebtedness relating thereto, and the Company's guarantee of the Preferred Securities, or any combination of the foregoing, as discussed at the meeting, with such sale to be at the best price and on the best terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes; and

                     RESOLVED FURTHER: That Mr. Victor J. Fryling with Mr. S. Kinnie Smith, Jr., as alternate, is appointed to a Special Committee of the Board of Directors, which shall have the full authority to act on behalf of the Board for the purposes stated in the foregoing resolution with respect to the issue and sale, from time to time, at private placement or public sale, of up to $100 million aggregate principal amount of Preferred Securities; and

                     RESOLVED FURTHER: That the officers of the Company, and each of them, in their discretion on its behalf, are authorized to execute and file (a) a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issue and sale of not more than $100 million aggregate principal amount of subordinated debt securities, the Preferred Securities, and the Company's guarantee of the Preferred Securities, in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments, including post-effective amendments; and

                     RESOLVED FURTHER: That, it may be desirable for the securities to be qualified or registered for sale in various jurisdictions; therefore, the officers of the Company, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Company as they may deem advisable; to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers or any of them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company; and

                     RESOLVED FURTHER: That the officers of the Company, and each of them, in their discretion and on its behalf, are authorized and empowered to execute one or more underwriting agreements as they may deem appropriate for the proposed sale of the aforementioned securities; and

                     RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized to cause the Company to make application to the New York Stock Exchange, or on such other exchange as the officers may decide, for the listing on such Exchange, upon notice of issuance, of not more than $100 million aggregate principal amount of Preferred Securities or unsecured subordinated debt securities of the Company; that Messrs. Alan M. Wright and Thomas A. McNish are, and each of them is, designated to represent the Company in connection with any application or applications for listing and to appear on behalf of the Company before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to confirm with the requirements for listing; and

                     RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized and empowered to execute and deliver all other documents, papers, applications, agreements and instruments by or on behalf of the Company and to do all acts and things they deem necessary or appropriate and as counsel may advise to carry out the intent and purpose of the foregoing resolutions.

                              - - - - - - - - - -

I, Joyce H. Norkey, Assistant Secretary of Consumers Power Company, certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of Consumers Power Company duly held on August 26, 1995, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 4th day of October 1995.



                                                  /s/Joyce H. Norkey
                                                ------------------------
                                                     Joyce H. Norkey
                                                   Assistant Secretary
       ( SEAL )

Extract from minutes of a meeting of the Board of Directors of Consumers Power Company (the "Company") held on October 27, 1995.


Proposed Issue and Sale of Securities -
Amended Resolutions

        At a meeting of the Board of Directors of the Company held on August
26, 1995, resolutions were adopted authorizing the Company to issue and sell from time to time up to $100 million aggregate principal amount of preferred securities of limited partnership interests issued by a partnership in which the Company would be the general partner (the "Preferred Securities"). Under the Internal Revenue Code, income from limited partnership interests must be reported on a Form K-1 rather than on the Form 1099 customarily used to report investment income. This not only potentially adds another reporting obligation to the investor (thus decreasing the product's attractiveness in the market place) but increases the costs of administering the program (thus increasing the underwriting costs and decreasing the net proceeds to the Company). Therefore, it was recommended that in connection with the proposed sale of the Preferred Securities by the Company, the special purpose entity created to issue securities to the public be a business trust of which the Company would be the sponsor, rather than a limited partnership as originally proposed, and that the resolutions adopted by the Board on August 26, 1995 be amended to reflect such change. The matter was discussed fully.

        Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                RESOLVED: That the resolutions adopted by the Board of Directors on August 26, 1995 with respect to the Michigan special purpose limited partnership, in which the Company would be general partner, are amended to reflect that the sale of Preferred Securities either in the form of stock or trust receipts issued in one or more series, will represent interests issued by a business trust of which the Company would be the sponsor. All other resolutions adopted by the Board at the August 26, 1995 meeting with respect to the proposed issue and sale of securities remain in full force and effect; and

                RESOLVED FURTHER: That Messrs. Alan M. Wright, Thomas A. McNish and Mrs. Doris F. Galvin (or successor(s) appointed, in writing, by the Chairman of the Board, Vice Chairman of the Board or the President of the Company, and filed in the Corporate Secretary's office) are appointed to serve, at the Company's request, and are authorized and empowered, for and on behalf of the Company, to act as the Company's Trustees in accordance with the Declaration of Trust, and any amendments thereto, of a statutory business trust; and

          RESOLVED FURTHER:   That the above-designated Company Trustees, and
    each of them, are authorized and empowered, to execute and deliver all documents, papers, applications, agreements and instruments, including but not limited to, the Declaration of Trust, and any amendments thereto, and to do all acts and things they deem necessary or appropriate and as counsel may advise to carry out the intent and purpose of the foregoing resolutions.

                            ---------------------

I, Joyce H. Norkey, Assistant Secretary of Consumers Power Company, certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of Consumers Power Company duly held on October 27, 1995, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 2nd day of November 1995.


                                         /s/ Joyce H. Norkey
                                         ------------------------
                                             Joyce H. Norkey
                                           Assistant Secretary